EXECUTION VERSION OMNIBUS SECURITIZATION AGREEMENTS ASSIGNMENT AND ASSUMPTION AGREEMENT This OMNIBUS SECURITIZATION AGREEMENTS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of September 23, 2026, is made by and among: (i) Comenity Bank (f/k/a World Financial Network Bank), a Delaware state chartered bank (“CB”); (ii) Comenity Capital Bank, a Utah industrial bank (“CCB”); (iii) WFN Credit Company, LLC, a Delaware limited liability company (the “Transferor”); (iv) World Financial Network Credit Card Master Note Trust (the “Issuer”); (v) U.S. Bank National Association, not in its individual capacity but solely as indenture trustee under the Indenture (the “Indenture Trustee”) and as trustee under the Pooling and Servicing Agreement (as defined in Schedule A) (the “WFNMT Trustee”); and (vi) Royal Bank of Canada, as Lead Agent (the “Lead Agent”), and each of the Administrative Agents under the Class A Note Purchase Agreement (as defined in Schedule A). RECITALS: WHEREAS, CB is a party to, or has rights or obligations under, each of the agreements listed on Schedule A hereto (each, as amended, restated, supplemented or otherwise modified from time to time, a “Covered Agreement” and collectively, the “Covered Agreements”); WHEREAS, CB will merge with and into CCB, with CCB as the surviving entity (the “Merger”), effective as of October 1, 2026 (the “Merger Effective Date”); WHEREAS, CCB desires to assume the performance of the covenants and obligations of CB under each of the Covered Agreements as of the Merger Effective Date; WHEREAS, the parties desire to evidence and confirm the succession of CCB to CB’s rights and obligations under the Covered Agreements in connection with the Merger; and NOW, THEREFORE, the parties hereto, for and in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby consent and agree as follows: ARTICLE I DEFINITIONS SECTION 1.01. Defined Terms. Capitalized terms used and not otherwise defined herein (including in the preamble and recitals) shall have the meanings assigned to them in the applicable Covered Agreement or, if not defined therein, in Annex A to the Master Indenture, dated as of August 1, 2001 (as amended, supplemented and otherwise modified to date, the “Indenture”), between the Issuer and the Indenture Trustee. As used herein, “Rating Agencies” means Fitch Ratings, Inc., S&P Global Ratings, and DBRS, Inc.

ARTICLE II ASSIGNMENT AND ASSUMPTION SECTION 2.01. Assignment. Effective as of the Merger Effective Date, by operation of law and as confirmed by this Agreement, CCB hereby succeeds to all of the rights, interests, powers, privileges, duties, obligations and liabilities of CB under each of the Covered Agreements, including as RPA Seller under the Receivables Purchase Agreement, as Servicer under the Pooling and Servicing Agreement and the Transfer and Servicing Agreement, as Administrator under the Administration Agreement, as Servicer and Seller under the Asset Representations Review Agreement, as Servicer under the Class A Note Purchase Agreement, and as Servicer under the Collateral Series Supplement. SECTION 2.02. Assumption. From and after the Merger Effective Date, CCB hereby expressly assumes, and agrees to perform and observe, every covenant, obligation and condition of CB under each of the Covered Agreements, with like effect as if CCB had been originally named in the Covered Agreements in each capacity in which CB is a party thereto. SECTION 2.03. References. From and after the Merger Effective Date, all references in the Covered Agreements and any other Transaction Documents to “Comenity Bank,” “World Financial Network Bank,” “World Financial Network National Bank,” “WFN,” the “Servicer,” the “RPA Seller,” the “Administrator” or the “Seller” (in each case to the extent referring to CB) shall be deemed to be references to Comenity Capital Bank. SECTION 2.04. Release of CB. From and after the Merger Effective Date, CB shall cease to exist as a separate entity and CCB shall be the surviving entity, fully vested with all rights, powers and obligations of CB under the Covered Agreements. CB shall have no further liability under the Covered Agreements, except for liabilities arising prior to the Merger Effective Date. ARTICLE III CONDITIONS PRECEDENT SECTION 3.01. Conditions. The effectiveness of this Agreement is subject to the satisfaction of each of the following conditions precedent: (a) the execution and delivery of counterparts of this Agreement by all parties hereto; (b) satisfaction of the conditions precedent to the Merger set forth in Section 9.5 of the Receivables Purchase Agreement, Section 8.2 of the Pooling and Servicing Agreement, and Section 5.2 of the Transfer and Servicing Agreement, including: (i) delivery by CB of (A) an Officer’s Certificate to the Transferor, the WFNMT Trustee, the Indenture Trustee, and the Owner Trustee stating that the Merger and this Agreement comply with the applicable terms of the Receivables Purchase Agreement, the Pooling and Servicing Agreement, and the Transfer and Servicing Agreement, and that all conditions precedent relating to the Merger have been satisfied, and (B) an Opinion of Counsel to the effect that this Agreement is a valid and binding obligation of CCB, enforceable against CCB in accordance with its terms, subject to customary insolvency and equity-related exceptions; (ii) delivery of a Tax Opinion to the Transferor, the WFNMT Trustee, the Indenture Trustee, and each Rating Agency with respect to the Merger; (iii) satisfaction of the Rating Agency Condition and delivery of notice of the Merger to each Rating Agency; and (iv) confirmation that CCB is an Eligible Servicer under the Pooling and Servicing Agreement and the Transfer and Servicing Agreement, and confirmation that each of the WFNMT Trustee and the Indenture Trustee has determined, in its reasonable judgment, that CCB has the ability to perform the duties of Servicer under the Pooling and Servicing Agreement and the Transfer and Servicing Agreement, respectively; and (c) no Early Amortization Event, Servicer Default or Event of Default shall have occurred and be continuing (or would result from the transactions contemplated hereby). ARTICLE IV CONSENTS SECTION 4.01. Consent of Administrative Agents. Each Administrative Agent identified on Schedule B hereto hereby consents, to the extent such consent is required under Section 8.06 of the Class A Note Purchase Agreement, to the succession by CCB to the rights and obligations of CB under the Class A Note Purchase Agreement by operation of law in connection with the Merger. The Indenture Trustee is intended to be a third-party beneficiary of this Section 4.01 and is entitled to rely upon the consent provided herein. SECTION 4.02. Consent of the Transferor. WFN Credit Company, LLC, as Transferor, Purchaser and Depositor, hereby consents to this Agreement and the transactions contemplated hereby. SECTION 4.03. Limitation of Consent. The consent provided in Sections 4.01 and 4.02 is limited to the express terms hereof and shall not be construed as a consent to or waiver of any other term, provision, condition or right under the Class A Note Purchase Agreement or any other Transaction Document. SECTION 4.04. Acknowledgment and Waiver. By execution of this Agreement, (i) the Transferor acknowledges and agrees that the notice requirements under Section 5.1(h) of the Receivables Purchase Agreement have been satisfied with respect to the change in name and jurisdiction of the RPA Seller, (ii) the WFNMT Trustee acknowledges and agrees that the notice requirements under Section 13.2(c) of the Pooling and Servicing Agreement have been satisfied with respect to the principal office relocation of the Servicer, (iii) the Indenture Trustee acknowledges and agrees that the notice requirements under Section 9.2(c) of the Transfer and Servicing Agreement have been satisfied with respect to the principal office relocation of the Servicer, and (iv) each party hereto acknowledges and agrees that no further notices or actions are required under the Covered Agreements or any other Transaction Document to which it is a party with respect to the actions contemplated by this Agreement prior to the Merger Effective Date. ARTICLE V REPRESENTATIONS AND WARRANTIES SECTION 5.01. Representations of CCB. CCB hereby represents and warrants to each other party hereto as follows: (a) CCB is a Utah industrial bank duly organized, validly existing and in good standing under the laws of the State of Utah, which is a State of the United States; (b) CCB has full corporate power and authority to execute and deliver this Agreement and to perform its obligations under each Covered Agreement to which it will be a party; (c) this Agreement has been duly authorized, executed and delivered by CCB and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity; (d) CCB is an Eligible Servicer as defined in the Pooling and Servicing Agreement and the Transfer and Servicing Agreement; and (e) CCB has a net worth of at least $50,000,000. SECTION 5.02. Representations of the Transferor. The Transferor hereby represents and warrants to each other party hereto as follows: (a) the Transferor is a Delaware limited liability company validly existing and in good standing under the laws of the State of Delaware; (b) this Agreement has been duly authorized, executed and delivered by the Transferor and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms; and (c) all conditions precedent to the Merger under the Covered Agreements have been or will be satisfied on or prior to the Merger Effective Date. SECTION 5.03. Representations of CB. CB hereby represents and warrants to each other party hereto as follows: (a) the Merger has been duly approved by the Board of Directors of CB and all requisite regulatory approvals have been obtained; (b) CB has full corporate power and authority to execute and deliver this Agreement; and (c) this Agreement has been duly authorized, executed and delivered by CB and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

SECTION 5.04. Post-Closing Deliverables. CCB hereby covenants and agrees that, promptly following the Merger Effective Date, CCB shall cause to be delivered to the Administrative Agents the following: (a) Opinions of Counsel with respect to FDIC safe harbor and security interest matters, in each case in form and substance reasonably satisfactory to the Administrative Agents; and (b) evidence satisfactory to the Administrative Agents that all UCC financing statement amendments as may be necessary or advisable under the UCC of all appropriate jurisdictions to perfect the transfers (including grants of security interests) under the Transaction Documents have been duly filed or recorded, together with acknowledgment copies of such UCC financing statement amendments. ARTICLE VI MISCELLANEOUS SECTION 6.01. Notices. All demands, notices, communications and reports provided for herein shall be given in accordance with the notice provisions of the applicable Covered Agreement. SECTION 6.02. Ratification of Covered Agreements. Except as expressly modified by this Agreement, the Covered Agreements are in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. SECTION 6.03. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. SECTION 6.04. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. SECTION 6.05. No Waiver. No failure or delay on the part of any party hereto in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. SECTION 6.06. Counterparts; Electronic Signatures. This Agreement may be executed in two (2) or more counterparts (and by different parties on separate counterparts), each of which shall be deemed an original, and all of which when taken together shall constitute one and the same instrument. The parties hereto agree that “execution,” “signed,” “signature,” and words of like import in this document and any such other documents shall be deemed to include electronic signatures, authentication, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity, enforceability or admissibility as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, Electronic Signatures in Global and National Commerce Act, the Uniform Electronic Transactions Act, New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), or the UCC, and the parties hereto hereby waive any objection to the contrary. SECTION 6.07. No Recourse to Owner Trustee. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Citicorp Trust Delaware, National Association, not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Citicorp Trust Delaware, National Association but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Citicorp Trust Delaware, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) Citicorp Trust Delaware, National Association has made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuer or any other party in this Agreement and (e) under no circumstances shall Citicorp Trust Delaware, National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents. SECTION 6.08. Headings. The headings and sub-headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. SECTION 6.09. Nonpetition Covenant. No party hereto shall at any time institute against the Transferor or the Issuer, or solicit or join or cooperate with or encourage any institution against the Transferor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligation relating to this Agreement or any Covered Agreement. SECTION 6.10. Binding; Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto and the Noteholders and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, no other Person will have any right or obligation hereunder. SECTION 6.12. Further Assurances. Each party hereto agrees to execute and deliver such further instruments and to take such further actions as any other party hereto may reasonably request in order to effectuate the purposes of this Agreement. SECTION 6.13. Severability. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then each such covenant, agreement, provision or term shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement. SECTION 6.14. Trustee Disclaimer. The Indenture Trustee and the WFNMT Trustee shall not be responsible for the validity or sufficiency of this Agreement, nor for the recitals contained herein. [Remainder of page left intentionally blank; signature page follows]

[Signature Page to Omnibus Securitization Agreements Assignment and Assumption Agreement] IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and acknowledged, all as of the day and year first above written. COMENITY BANK, as RPA Seller, Servicer and Administrator By: /s/ Tom McGuire Name: Tom McGuire Title: Chief Financial Officer COMENITY CAPITAL BANK, as successor RPA Seller, successor Servicer and successor Administrator By: /s/ Tom McGuire Name: Tom McGuire Title: Chief Financial Officer

[Signature Page to Omnibus Securitization Agreements Assignment and Assumption Agreement] WFN CREDIT COMPANY, LLC, as Transferor, Purchaser and Depositor By: /s/ Wai Chung Name: Wai Chung Title: Treasurer WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST, as Issuer By: Citicorp Trust Delaware, National Association, not in its individual capacity, but solely as Owner Trustee By: /s/ Jennifer McCourt Name: Jennifer McCourt Title: Senior Trust Officer

[Signature Page to Omnibus Securitization Agreements Assignment and Assumption Agreement] U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee and as WFNMT Trustee By: /s/ Mark Esposito Name: Mark Esposito Title: Vice President ROYAL BANK OF CANADA, as Lead Agent By: /s/ Steven F. Adams Name: Steven F. Adams Title: Authorized Signatory

[Signature Page to Omnibus Securitization Agreements Assignment and Assumption Agreement] Acknowledged and Consented to by each Administrative Agent: BANK OF AMERICA, NATIONAL ASSOCIATION, as Administrative Agent By: /s/ Lauren Burke Kohr Name: Lauren Burke Kohr Title: Managing Director CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent By: /s/ Nil Mistry Name: Nil Mistry Title: Authorized Signatory CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent By: /s/ Mike Jefferson Name: Mike Jefferson Title: Authorized Signatory JPMORGAN CHASE BANK, N.A., as Administrative Agent By: /s/ Abide Kakou Name: Abide Kakou Title: Executive Director ROYAL BANK OF CANADA, as Administrative Agent for the Old Line Owners By: /s/ Steven F. Adams Name: Steven F. Adams Title: Authorized Signatory

[Signature Page to Omnibus Securitization Agreements Assignment and Assumption Agreement] TRUIST BANK, as Administrative Agent By: /s/ Bryce Nugent Name: Bryce Nugent Title: Vice President WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent By: /s/ Brian C. Grushkin Name: Brian C Grushkin Title: Managing Director

SCHEDULE A COVERED AGREEMENTS 1. Second Amended and Restated Pooling and Servicing Agreement, dated as of August 1, 2001, among the Transferor, CB, as Servicer, and the WFNMT Trustee (as amended, supplemented or otherwise modified from time to time, the “Pooling and Servicing Agreement”). 2. Transfer and Servicing Agreement, dated as of August 1, 2001, among the Transferor, CB, as Servicer, and the Issuer (as amended, supplemented or otherwise modified from time to time, the “Transfer and Servicing Agreement”). 3. Receivables Purchase Agreement, dated as of August 1, 2001, between CB, as RPA Seller, and the Transferor, as Purchaser (as amended, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”). 4. Administration Agreement, dated as of August 1, 2001, between CB and the Issuer (as amended, supplemented or otherwise modified from time to time, the “Administration Agreement”). 5. Asset Representations Review Agreement, dated as of July 6, 2016, among CB, the Transferor, the Issuer and FTI Consulting, Inc. (as amended, supplemented or otherwise modified from time to time, the “Asset Representations Review Agreement”). 6. Seventh Amended and Restated Class A Note Purchase Agreement, dated as of June 1, 2021, among the Transferor, CB, as Servicer, the Lead Agent, and the other financial institutions party thereto (as amended, supplemented or otherwise modified from time to time, the “Class A Note Purchase Agreement”). 7. Fourth Amended and Restated Series 2009-VFN Indenture Supplement, dated as of February 28, 2014, between the Issuer and the Indenture Trustee, as amended, supplemented or otherwise modified from time to time. 8. Collateral Series Supplement to the Pooling and Servicing Agreement, dated as of August 21, 2001, among the Transferor, CB, as Servicer, and the WFNMT Trustee (as amended, supplemented or otherwise modified from time to time, the “Collateral Series Supplement”).

9. Series 2024-A Indenture Supplement, dated as of May 15, 2024, between the Issuer and the Indenture Trustee, as amended, supplemented or otherwise modified from time to time. 10. Series 2024-B Indenture Supplement, dated as of August 13, 2024, between the Issuer and the Indenture Trustee, as amended, supplemented or otherwise modified from time to time.

SCHEDULE B ADMINISTRATIVE AGENTS 1. Bank of America, National Association 2. Canadian Imperial Bank of Commerce 3. JPMorgan Chase Bank, N.A. 4. Royal Bank of Canada (as Administrative Agent for the Old Line Owners) 5. Truist Bank 6. Wells Fargo Securities, LLC